EXHIBIT 10.5

ASHE FEDERAL BANK EMPLOYEE STOCK OWNERSHIP PLAN	AMENDMENT NO. 1
	DOCUMENT: DRAFT DATE:	(TPW) NY02/1206618.1 11/11/97

(Effective July 1, 1996)
BOARD OF DIRECTORS
AMENDMENT	APPROVAL DATE:	_______

1. Article II – Effective as of July 1, 1996, the last sentence of section 2.4(b) of the Plan shall be amended to read in its entirety as follows:

If a non-vested Employee returns to the service of the Employer or any Affiliated Employer following a Period of Severance of greater than five consecutive years, then such Employee shall forfeit any Period of Service prior to such separation.

2. Article VIII – Effective as of July 1, 1996, section 8.2(d) of the Plan shall be amended to read in its entirety as follows:

(d) When a Participant’s Annual Addition to this Plan must be reduced to satisfy the limitations of section 8.2(a) or (b), such reduction shall be effected (i) by reducing the amount of future ESOP Contributions and Loan Repayment Contributions, in that order of priority, to be made to the Plan and attributable to the Participant for the Limitation Year, to the extent that such reduction may be made without violating the terms of the Plan; and (ii) to the extent that actions taken under section 8.2(d)(i) do not produce compliance with the limitations, by reducing the Participant’s Annual Additions to this Plan attributable to ESOP Contributions and Loan Repayment Contributions, in that order of priority, and reallocating such amounts to other Participants in the current Limitation Year; and (iii) if an excess Annual Addition occurs due to a reasonable error in estimating compensation pursuant to section 8.2(e), the allocation of Forfeitures, or other circumstances permitted by the Commissioner of Internal Revenue, and the excess Annual Addition is not eliminated in the current Limitation Year, then amount of the Participant’s excess Annual Addition to this Plan shall be allocated in accordance with Articles V and VII as a contribution by the Employer in the next succeeding Limitation Year.

3. Article IX – section 9.1 shall be amended to change the cross-reference from section 9.6(a) to section 18.2.